Exhibit 8.1

List of Subsidiaries and Affiliated Entities

(As of March 31, 2026)

Subsidiaries and Affiliated Entities(1)		Percentage Attributable to Our Company	Place of Incorporation

1.	CISG Holdings Ltd. (2)	100%	BVI
2.	BWWS Limited (2)	100%	Hong Kong SAR
3.	Coast Group Ltd.(2)	100%	BVI
4.	Joy Virtue Limited(2)	100%	BVI
5.	Nova Lumina Ltd.(2)	100%	BVI
6.	CNinsure Holdings Ltd. (3)	100%	BVI & Hong Kong SAR
7.	Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd. (4)	100%	PRC
8.	Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. (4)	100%	PRC
9.	Tibet Zhuli Investment Co. Ltd.(5)	100%	PRC
10.	Fanhua Insurance Sales Service Group Company Limited (6)	100%	PRC
11.	Sichuan Yihe Investment Co., Ltd.(7)	100%	PRC
12.	Fanhua Yuntong Enterprise Management Advisory (Shenzhen) Co., Ltd. (8)	100%	PRC
13.	Ying Si Kang Information Technology (Shenzhen) Co., Ltd. (8)	100%	PRC
14.	Zhongrong Smart Finance Information Technology Co., Ltd. (9)	57.73%	PRC
15.	Rong Hui Hui (Qingdao) Technologies Service Co., Ltd. Rong Hui Hui (Qingdao) Technologies Service Co., Ltd. (10)	57.73%	PRC
16.	Beijing Fangyuan Culture Media Co., Ltd. (11)	100%	PRC
17.	Qilinfu Capital (Shenzhen) Co., Ltd.(11)	100%	PRC
18.	Hainan Shangqin Investment Co., Ltd.(11)	100%	PRC
19.	Jugou (Shenzhen) Technology Co., Ltd.(12)	100%	PRC
20.	Hainan Yueshi Investment Co., Ltd. (5)	100%	PRC
21.	Zhineng Xing (Shenzhen) Technology Co., Ltd. (13)	100%	PRC
Insurance Agencies and Brokers
22.	Fanhua Lianxing Insurance Sales Co., Ltd. (14)	100%	PRC
23.	Liaoning Fanhua Gena Insurance Agency Co., Ltd. (15)	100%	PRC
24.	Shanghai Fanhua Guosheng Insurance Agency Co., Ltd. (15)	100%	PRC
25.	Hunan Fanhua Insurance Agency Co., Ltd. (16)	77%	PRC
26.	Kafusi Insurance Brokerage Co., Ltd. (10)	57.73%	PRC
27.	Hebei Xiong’an Fanhua Insurance Brokerage Co., Ltd. (Formerly known as Beijing Smart Finance Insurance Brokerage Co., Ltd)(8)
28.	Jilin Zhongji Shi’an Insurance Agency Co., Ltd. (17)	51%	PRC

Family Office Service Firms
29.	Fanhua Puyi Family Office (Beijing) Co., Ltd.(18)	100%	PRC
30.	Puyi Family Office (Chengdu) Enterprise Management Consulting Co., Ltd.(19)	100%	PRC
Investees
1.	BGM Group Ltd.(20)	8.3%	PRC

(1)	The official names of those companies registered in PRC are in Chinese. The English translation is for reference only.

(2)	100% of the equity interests in these companies are held directly by AIFU Inc.

(3)	100% of the equity interests in this company are held directly by CISG holdings Ltd.

(4)	100% of the equity interests in these company are held directly by CNinsure Holdings Ltd.

(5)	100% of the equity interests in these companies are held directly by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.

(6)	We beneficially own 100% equity interests in this Company, of which 7.2%, 10.8% and 82% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd and Tibet Zhuli Investment Co. Ltd., respectively.

(7)	We beneficially own 100% equity interests in this company, of which 39.14%, 40.86% and 20% of the equity interests in this company are held by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd., Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd. and Fanhua Insurance Sales Group Company Limited, respectively.

(8)	100% of the equity interests in these companies are held directly by Fanhua Insurance Sales Service Group Company Limited.

(9)	57.73% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Co. Ltd.,

(10)	100% of the equity interests in these companies are held directly by Zhongrong Smart Finance Information Technology Co. Ltd.

(11)	100% of the equity interests in these companies are held directly by Fanhua Zhonglian Enterprise Image Planning (Shenzhen) Co., Ltd.

(12)	100% of the equity interests in this company are held directly by Hainan Shangqin Investment Co., Ltd.

(13)	100% of the equity interests in this company are held directly by Hainan Yueshi Investment Co., Ltd..

(14)	We beneficially owned 100% of the equity interests in this company, of which 99% of the equity interests in this company are held directly by Fanhua Insurance Sales Service Group Company Limited., Ltd. and the remaining 1% by Fanhua Xinlian Information Technology Consulting (Shenzhen) Co., Ltd.

(15)	100% of the equity interests in each of these companies are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(16)	77% of the equity interests in this company are held directly by Fanhua Lianxing Insurance Sales Co., Ltd.

(17)	51% of the equity interests in this company are held directly by Ying Si Kang Information Technology (Shenzhen) Co., Ltd.

(18)	100% of the equity interests in these companies are held directly by Tibet Zhuli Investment Co., Ltd.

(19)	100% of the equity interests in the company are held directly by Fanhua Puyi Family Office (Beijing) Co., Ltd.

(20)	8.3% of the equity interests in this company are held directly by CISG Holdings Ltd.